Exhibit 99.1

Western Standard Energy Corp. acquires 100% of Dominovas Energy and Will Change its Name to Dominovas Energy Corp.

KELOWNA, BC , February 24, 2014 -  Western Standard Energy Corp.  (“Western”) (OTCQB: WSEG)  announced today the acquisition of Dominovas Energy, LLC, an energy solutions company and developer of utility sized fuel cell systems.  Western Standard Energy Corp. will take on the new name of Dominovas Energy Corp. and move its headquarters to Atlanta, Georgia.  The parties executed a definitive agreement recognizing Western Standard’s acquisition of Dominovas Energy, LLC on February 20th, 2014.

Neal Allen, the newly appointed President and CEO of Dominovas Energy Corp. and Dominovas Energy’s previous President emphatically states, “Dominovas Energy is excited about the synergy that exists between our two companies.   Dominovas Energy and Western Standard Energy Corp. believe this union, creating the new Dominovas Energy Corp., will be the force multiplier for the RUBICON fuel cell system worldwide.   This synergy is needed to support worldwide the ecologically responsible, efficient generation, adroit distribution, and profitable generation of electricity within a commercial and fully sustainable deployment methodology.”  This union will allow Dominovas Energy Corp. to be a market leader in the industry.

About Dominovas Energy Corp.

Dominovas Energy was founded by its principals in 2008, and is headquartered in West Hollywood, California. The worldwide use of inefficient fossil fuel technologies ignited Dominovas Energy’s pursuit of a more efficient and ecologically sensitive and technology inspired solution.  Subsequently, the founders of Dominovas Energy decided to create an “energy solutions” company in order to address the obvious need for more sensible electricity generation. Additionally, Dominovas Energy recognized that the “green” and “alternative energy” markets offered immense potential for organic growth and a huge potential for profits via a sustainable deployment model. It has aggressively moved to allocate its intellectual and financial capital forthwith, in order to strategically address alternative green energy solutions. Dominovas Energy is an emerging utility Company that will build and own fuel cell utilities worldwide.   www.dominovasenergy.com.

About Western Standard Energy Corp.

Western Standard Energy Corp. (Western) is a fully reporting public company focused on providing alternative, renewable and green energy solutions.  The company was founded on February 2, 2001 and is headquartered in Kelowna BC, Canada. Western recently acquired 49.25% of the issued and outstanding shares of Pro Eco Energy Ltd. (“Pro Eco”), an award-winning renewable energy Company.   www.proecoenergy.ca.

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated future production. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mining exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

SOURCE: Western Standard Energy Corp.
Contact:
Western Standard Energy Corp.
Dallas Gray - President
Office: 778-478-7480
westernstandardenergycorp@gmail.com

Dominovas Energy LLC
8581 Santa Monica Blvd., Suite 551
West Hollywood, CA 90069
Email: info@dominovasenergy.com
Website: www.dominovasenergy.com